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EXHIBIT 9
CONSENT OF RADIN, GLASS & CO., LLP


CONSENT OF INDEPENDENT AUDITOR



We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of IBF VI -- SECURED LENDING CORPORATION of our report dated February 15, 2001 related to the financial statements of IBF VI -- SECURED LENDING CORPORATION and to the reference to us under "Experts" in the Prospectus.


/s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP
Certified Public Accountants

July 16, 2001


New York, New York